SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) December 13, 2004


                                THE BEARD COMPANY
             (Exact name of registrant as specified in its charter)


          Oklahoma                   001-12396              73-0970298
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)


                         Enterprise Plaza
                        5600 N. May Avenue
                            Suite 320
                      Oklahoma City, Oklahoma               73112
               (Address of principal executive offices)   (Zip Code)

                                 (405) 842-2333
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01 Other Events

     The Beard Company is currently conducting a private placement of its 9% Convertible Subordinated Notes due October 15, 2009 (the "Notes"). The Company has supplemented its private offering memorandum relating to the Notes with the following information:

"Compliance with Sarbanes-Oxley:

         Section 404 of Sarbanes-Oxley ("SOX 404") and the regulations by the Securities and Exchange Commission thereunder will require the Company to establish and maintain an adequate internal control structure and procedures for financial reporting, include in its annual report a report of management on the Company's internal controls over financial reporting, and include an attestation from the public accounting firm that prepares or issues its audit reports reporting on the assessment thereof made by management. "Significant deficiencies" and "material weaknesses," as defined by the PCAOB ("Public Company Accounting Oversight Board") Auditing Standard No. 2, must be identified. Although the requirements are not in effect for the Company's current fiscal year, in connection with its financial planning the Company has had conversations with its certified public accountants concerning implementation of Section 404 and the regulations and the estimated costs of compliance for fiscal year 2005.

         Although it is impossible to assess the actual costs at this preliminary date, based on information from the Company's accountants, the Company has estimated that the costs of compliance could be as much as $400,000 for fiscal year 2005 based on the Company's present operations, and could be even higher if the Company's Coal and/or China Segments become significantly more active. Such costs for small businesses such as the Company would be prohibitive. While the Company hopes that some relief will be granted to small businesses, there can be no assurances such relief will, in fact, be granted. In "Frequently Asked Questions" (revised October 6, 2004), the Office of Chief Accountant, Division of Corporate Finance, in answer to question 16, noted that the Commission has recognized that many smaller issuers might encounter difficulties in evaluating their internal controls over financial reporting, and stated that the Commission staff "would support efforts by bodies such as COSO ("The Committee of Sponsoring Organizations of the Treadway Commission") to develop an internal control framework specifically for small issuers."

         If it is ultimately determined by the Company that compliance is financially impracticable, and no relief from such requirements is granted, the Company will have to consider the possibility of "going private." "Going private" means that Company would, by reverse split or otherwise, reduce the number of its shareholders of record such that it would no longer be subject to the reporting requirements of the Securities Exchange Act of 1934 and, therefore, SOX 404. In that event, there would no longer be an established trading market for the Company's common stock, a factor which could be expected to adversely impact the fair market value of the Company's common stock.

The Company's Position on SOX 404:

         The Company strongly believes that the compliance cost for small companies under SOX 404 are prohibitive. It also believes that many small companies are not yet aware of the costs they will be facing. Further, the Company believes that small business has been the primary engine that has powered the growth of the United States. Many companies are started with the intention of going public if the company is successful. The Company further believes that without total or significant relief for small business from the requirements of SOX 404, many small regional investment banking firms may ultimately be forced to merge or go out of business, and a primary exit vehicle for venture capital startups will be gone. In order to avoid such a possibility, the Company believes that tremendous pressure is going to be put on both Congress and the Securities and Exchange Commission to alleviate the problem during the next six to nine months before small businesses are faced with shouldering the burden of compliance.

         If it becomes apparent that no substantial relief is forthcoming, the Company would have to face the possibility of going private. The Company currently intends to take this step only as a last resort. If the Company was forced to take such a step, it would take such step in a manner so as to affect the least number of stockholders, leaving the door open to "going public" again by meeting all of the necessary reporting requirements as soon thereafter as the Company determined that the cost of compliance was reasonably affordable in light of the Company's then current operations."


Item 9.01 Financial Statements and Exhibits

     (c) Exhibits. The following exhibits are filed with this Form 8-K and are identified by the numbers attached

   Exhibit No.          Description
   -----------          -----------

       99               Press Release dated December 13, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE BEARD COMPANY

                                         HERB MEE, JR.
                                         -------------------------------
                                         Herb Mee, Jr., President

December 13, 2004

                               INDEX TO EXHIBITS

Exhibit No.      Description                  Method of Filing
-----------      -----------                  ----------------

  99        Press Release dated December   Filed herewith electronically
            13, 2004